Exhibit 99.1

The Glimpse Group Issued Its 6th Virtual and Augmented Reality

U.S. Patent

Glimpse, via its Subsidiary Company Foretell Reality, Issued a New U.S. Patent For Presenting a Simulated Reality Adaptive User Space

NEW YORK, NY, March 15, 2022 – The Glimpse Group, Inc. (“Glimpse”) (NASDAQ:VRAR, FSE: 9DR), a diversified Virtual Reality (“VR”) and Augmented Reality (“AR”) platform company providing enterprise-focused VR and AR software and services solutions, today announced that its wholly owned subsidiary company Foretell Reality (www.foretellreality.com) was issued U.S. Patent number 11288868 (“Patent”) for presenting a Simulated Reality Adaptive User Space. Foretell Reality is a provider of social VR multi-person spaces for mental health therapy, support and interaction.

The Patent relates to a simulated reality (SR) display system with an adjustable perspective, meaning that the system determines the position of the digital assets in the simulated reality relative to the user and adjusts the positioning of such assets in real time as the user moves around and explores the virtual environment.

Howard Olah-Reiken CTO of Foretell Reality and one of the Patents inventors said, “One of the key elements for making VR more realistic, reducing motion sickness and improving adoption is maximizing presence, meaning that the virtual environment needs to feel real and natural, and accurately replicate real-world experiences. We believe this patent improves presence in a VR environment and therefore has potentially significant implications and uses.”

Lyron Bentovim, President & CEO of Glimpse commented, “We view this Patent as an enabling VR infrastructure patent. To date, Glimpse has filed 13 patent applications in the U.S. and has been issued 6 so far. In conjunction with our increasing revenue base and approximately 125 VR & AR software developers, engineers and 3D artists, we are achieving scale across Glimpse and becoming one of the top independent players in the emerging software and services immersive industry.”

About Foretell Reality

Foretell Reality is a social virtual reality platform that supports many different types of avatars with varying degrees of realism and expression for different use cases including VR therapy and support, soft skills training, and business collaboration. For more details: https://foretellreality.com/

About The Glimpse Group, Inc.

The Glimpse Group (NASDAQ: VRAR) is a diversified Virtual and Augmented Reality platform company, comprised of multiple VR and AR software & services companies, and designed with the specific purpose of cultivating companies in the emerging VR/AR industry. Glimpse’s unique business model simplifies challenges faced by VR/AR companies and creates a robust ecosystem, while simultaneously providing investors an opportunity to invest directly into the emerging VR/AR industry via a diversified platform. For more information on The Glimpse Group, please visit www.theglimpsegroup.com

Safe Harbor Statement

This press release does not constitute an offer to sell or a solicitation of offers to buy any securities of any entity. This press release contains certain forward-looking statements based on our current expectations, forecasts and assumptions that involve risks and uncertainties. Forward-looking statements in this release are based on information available to us as of the date hereof. Our actual results may differ materially from those stated or implied in such forward-looking statements, due to risks and uncertainties associated with our business. Forward-looking statements include statements regarding our expectations, beliefs, intentions or strategies regarding the future and can be identified by forward-looking words such as “anticipate,” “believe,”, “view,” “could,” “estimate,” “expect,” “intend,” “may,” “should,” and “would” or similar words. All forecasts are provided by management in this release are based on information available at this time and management expects that internal projections and expectations may change over time. In addition, the forecasts are entirely on management’s best estimate of our future financial performance given our current contracts, current backlog of opportunities and conversations with new and existing customers about our products and services. We assume no obligation to update the information included in this press release, whether as a result of new information, future events or otherwise.

Glimpse Contact:

Maydan Rothblum

CFO & COO

The Glimpse Group, Inc.

917-292-2685

maydan@theglimpsegroup.com

Investor Relations:

Mark Schwalenberg, CFA

Director

MZ Group – North America

312-261-6430

Glimpse@mzgroup.us

www.mzgroup.us